Exhibit 99.1
Advanta Corp.’s Board of Directors Authorizes
Liquidation of Assets with Goal of Maximizing
Recovery to Stakeholders
Spring House, Pa., January 11, 2010 — Advanta Corp. (OTC: ADVBQ; ADVNQ) announced today that consistent with the objectives of filing voluntary petitions for relief under chapter 11 of the U.S. Bankruptcy Code on November 8, 2009, its Board of Directors has authorized the related bankruptcy-filing debtor entities (the “Debtors”) to liquidate their assets in order to maximize value for their stakeholders. Advanta Bank Corp. and Advanta Bank were not included in the bankruptcy filing and are therefore not Debtors.
The Debtors intend to prepare a chapter 11 plan that will describe the liquidation of assets. As part of the plan to liquidate, the Company expects to create a liquidating trust or other entity or vehicle to hold certain assets that it may not be feasible or desirable to liquidate either now or in the future. The Company expects that there will be no distributions to the Company’s preferred or common stockholders, nor continuing interest in the Company (or liquidating trust) on the part of the preferred or common stockholders, as a result of any plan that is approved by the Bankruptcy Court.
About Advanta
Advanta Corp. has had a 59 year history of being a leading innovator in the financial services industry and of providing great value to its stakeholders, including its senior retail note holders and shareholders, prior to the recent reversals. It has also been a major civic and charitable force in the communities in which it is based, particularly in the Greater Philadelphia area.
For more information about the bankruptcy proceedings, please visit www.advantareorg.com.
This Press Release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Registrant’s ability to obtain Bankruptcy Court approval with respect to motions in the Debtors’ chapter 11 cases (the “Chapter 11 Cases”); (2) the ability of the Debtors to prosecute, develop and consummate one or more chapter 11 plans with respect to the Chapter 11 Cases; (3) the effects of the Registrant’s Bankruptcy Filing on the Registrant and the interests of various creditors, equity holders and other constituents; (4) the Bankruptcy Court’s rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general;

(5) the length of time the Registrant will operate under the Chapter 11 Cases; (6) the risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Registrant’s ability to develop and consummate one or more chapter 11 plans once such plans are developed; (7) the potential adverse effects of the Chapter 11 Cases on the Registrant’s liquidity or results of operations; (8) the increased legal costs related to the bankruptcy filing and other litigation; (9) the Registrant’s ability to maintain contracts with suppliers and service providers and to retain key executives, managers and employees; (10) the risk that Advanta Bank Corp. will not be able to regain compliance with the capital levels and ratios required by the Federal Deposit Insurance Corporation (the “FDIC”); and (11) the risk that the FDIC will pursue further regulatory actions against Advanta Bank Corp. and/or Advanta Bank, each a wholly-owned direct or indirect subsidiary of the Registrant. The cautionary statements provided above are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) with the intention of obtaining the benefits of the “safe harbor” provisions of the Act for any such forward-looking statements. Additional risks that may affect the Registrant’s future performance are detailed in the Registrant’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
10/01
Media Contact:
Tom Becker
Sitrick And Company
212-573-6100 (Office)
646-335-5199 (Mobile)
Tom_Becker@sitrick.com
Investor Contact:
Amy Holderer
Advanta Corp.
215-444-5335
aholderer@advanta.com